EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the quarterly report on Form 10-QSB of Relocate 411.Com, Inc. (the "Company") for the three months period ended May 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Li Kin Shing, President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

      (1) the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 9, 2004

                                              /s/ Li Kin Shing
                                              ----------------------------------
                                              Li Kin Shing
                                              President, Chief Executive Officer
                                              and Chief Financial Officer